UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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BIGLARI HOLDINGS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On August 5, 2011, Biglari Holdings Inc. issued the following press release:

BIGLARI HOLDINGS INC.

NEWS RELEASE

SAN ANTONIO, TX, August 5, 2011 -- Biglari Holdings Inc. (NYSE: BH) (the “Company”) announced today that the special meeting of shareholders of the Company (the “Special Meeting”) commenced on August 5, 2011 and was promptly adjourned until September 2, 2011 at 1:00 p.m., Central Daylight Time, at Plaza Club San Antonio, 100 W. Houston, San Antonio, Texas 78205. The record date for the adjourned meeting remains July 1, 2011.

The Company encourages all shareholders who have not yet voted to do so now.  Your vote is important.  Please contact Morrow & Co., LLC, the Company’s proxy solicitation agent for the Special Meeting, at (800) 267-0201 with any questions.

About Biglari Holdings Inc.

Biglari Holdings Inc. is a holding company engaged in a number of diverse business activities. Its most important operating subsidiaries are involved in investment management and the franchising/operating of restaurants. All major operating, investment, and capital allocation decisions are made by Sardar Biglari, Chairman and Chief Executive Officer, on behalf of the Company and its main operating subsidiaries.

Other Important Information

The Company filed a definitive Proxy Statement for the Special Meeting with the Securities and Exchange Commission (the “SEC”) on July 5, 2011. Shareholders are urged to read the Proxy Statement, as well as other documents filed with the SEC, because they contain important information. The definitive Proxy Statement, additional proxy soliciting materials and other documents filed with the SEC concerning the Company are available free of charge at the Company’s website (www.biglariholdings.com) under the heading “SEC Filings,” at the SEC’s website (www.sec.gov), or by contacting Morrow & Co., LLC at (800) 267-0201.

Risks Associated with Forward-Looking Statements

This news release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements which may concern anticipated future results are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ markedly from those projected or discussed here. The Company cautions readers not to place undue reliance upon any such forward-looking statements, for actual results may differ materially from expectations. The Company does not update publicly or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. Further information on the types of factors that could affect the Company and its business can be found in the Company's filings with the SEC.